Exhibit 10.15

CONTRACT
OF
MORTGAGE OF MAXIMUM AMOUNT

`

RURAL CREDIT COOPERATIVE OF SHANDONG

The Mortgagee: (full name) Yishui Rural Credit cooperative

The Debtor: (full name)     Shandong Longkong travel development Co., Ltd

The Mortgagor: (full name) Shandong Longkong travel development  Co., Ltd
Whereas:

The debtor and the Mortgagee both agree to sign a series of contracts (hereinafter preferred Main Contracts) under the items 1 describing the Term and The maximum of amount of the Contract. The Mortgagor agreed to provide the Guarantee for the Debtor under above Main Contracts. To ensure the Creditor to accomplish its right completely, all parties agree to sign the Contract under the state security law and other Regulations.

I.  Guaranteed maximum amount of the Main Debt

1.  Concluded by all the business contracts agreed between the Creditor and the Debtor signed from the date 12-1-2009 to 11-1-2011, The Mortgagor agreed to guarantee the Main debt concluded of a maximum amount is: (in capital words) RMB: ONE MILLION EIGHT HUNDRED THOUSAND YUAN, the detail of the business including: RENMINBI loan.

(contains but not limited: ①.RENMINBI Loan, ②bank/commercial acceptance bill discounting, ③bank documentary bill acceptance, ④bank guarantee.

2.  Within the valid time of the contract and within the maximum amount, the Debtor may apply for the circle using of above loan fund, bank credit. The beginning date, ending date, interest and amount is base on the Loan Warrant of the Main Contract or base on related creditor's right warrant. The business carry on within the valid time of the contract, the expired date shall before the date of: 11-1-2011.

3.  Within the valid time of the contract and within the maximum amount, it is not necessary to carry out the Guarantee procedure one by one when mortgagor release the fund or provide other bank credit.

4.  The business is carried out within the valid time of the contract and within the maximum amount; the Debtor shall take the Guarantee responsibility of former currency debt.

II. Scope of Mortgage.

The scope of the mortgage contains such items under the Main contract: debt principal, interest, overdue interest, compound interest, penalty interest, breach penalty, damage compensation, and lawsuit charge, legal service charge, disposal of the guaranty expense, transfer fee, etc, raising out during the Mortgagee reaching its creditor's right.

III. Guaranty

1.  The mortgagor agreed to provide the following property: real estate property as the guaranty(see the guaranty list), which shall be an integrating part of the contract.

2.  The above Guaranty evaluated as (RENMINBI) THREE MILLION ONE HUNDRED THOUSAND YUAN, the final value shall be equal to the net income of disposal of the guaranty.

IV. Power of Mortgage.

The power of the mortgage contains the accessory of the Guaranty, accessory right, subrogation, collateral material, mixtures, processed material and yield.

V. Possess of Mortgage
1. Within the period of mortgage, the entire guaranty shall be taken good care of by the mortgagor, who as well responsibility for repair and maintenance to make sure that the guaranty is all preserved well, and subject himself to the supervision and inspection from the Mortgagee at any time.

2. Within the period of mortgage, without any written approval from the Mortgagee, the mortgager shall have no right to dispose the guaranty (disposing ways includes, but not limited to, transferring, renting, selling, donating the guaranty). Any money got by transferring the guaranty based on the approval of the Mortgagee shall be used for paying off the debt under Main Contract ahead of schedule or withdraw from the third party that the both parties accepted.

3. Within the period of mortgage, the guaranty is damaged or lost, the Mortgagor shall take certain actions to prevent from loss worsening. And inform the Mortgagee in time. Any compensation or supplement shall be paid off the debt under Main Contract ahead of schedule.

4. Within the period of mortgage, should any decreases happen, the mortgagor shall recover the value of the present guaranty or provide the Mortgagee with guarantee equal to decreased value

V. Insurance on Guaranty

1. The Mortgagor shall give a full-amount insurance on Guaranty, and the Mortgagee shall be the primary beneficiary. The original insurance policy shall be kept by Mortgagee.

2. Within the period of the mortgage, the mortgagor shall not discontinue or cancel the above mentioned insurance with any excuse. If any above action occurs, the Mortgagee has the right to renew the insurance; the expense shall be borne by Mortgagor.

3. Within the period of mortgage, should any accident happens to the guaranty, insurance compensation should be used for paying off the debt under the Main Contract ahead of schedule with priority. Or be withdrawn from the third party that both parties agreed to.

VII. Mortgage Registry

The mortgagor shall complete the registration of mortgaged property in 5 days after the Contract is signed, and provide the Mortgagee the evidence documents and relevant materials of ownership of the guaranty, and the original of Mortgage Registration Certificate shall be kept by Mortgagee.

VIII. Exercise the Mortgage right

The debt term expires under the items of the Main Contract, the Mortgagee is not repaid up above debt, in such event, the Mortgagee may dispose the guaranty by the following ways: discount the mortgage, auction of guaranty, sales of guaranty to repay the debt with priority. The above Term Expire includes such event that terminated by the items of the Main Contract or the debt term is declared expired in advance by state laws, regulations.

IX. Breach of Faith

1. After the contract becomes effective, both Mortgagee and Mortgagor shall be abide by the Contract; any party fails to carry out the obligation, shall take the responsibility to provide another party certain compensation.

2. In such events that cause the Mortgagee's right affected, the Mortgagor shall take the responsibility to provide Mortgagee compensation in full amount:

(1)The Mortgagor hides such events from Mortgagee, co-owned, dispute, sealed up, be monitored or mortgaged of the Guaranty.

(2)Disposal of the Guaranty without the consent from Mortgagee.

(3)Other breaches of the Contract.

X. Cost and Expenses

All the litigation expenses on insurance, evaluation, appraisal, registry, transfer and custody shall be paid by the mortgagor.

XI. Solution of Dispute

Any dispute shall be resolved by negotiation among parties; if go to laws, the court in the area of Mortgagee's registered office has the jurisdiction.

XII. Other Matters

1.  Even the Main Contract is declared invalid, the mortgagor still need to take the guarantee responsibility of the debt obligations under the contract.

2.  The Main contract, loan warrant or other creditor's right certificate are not required to be delivered to Mortgagor.

XIII. Become Effective

The contract shall be set by being signed by all parties, and shall be effective by the date when the mortgage registration is complete.

IX. The contract is made out in __3_ duplicates, each for all parties with the same law enforcement.

XV. Note

The Mortgagee reminds the Mortgagor and the Debtor to acknowledge that all the items of the Agreement shall be understood completely and correctly, the Mortgagee has provided the note for certain items of the agreement as the Mortgagor requested. All parties agree to the rights and obligations under the Agreement in common.

The Mortgagee: (Seal) YISHUI	RURAL CREDIT COOPERATIVE (and sealed)

Signature:           QI JIANGANG (signed)

(Signed by corporate representative or proxy)

  The Debtor: (Seal)  SHANDONG LONGKONG TRAVEL  DEVELOPMENT CO., LTD

Signature:         /s/ ZHANG SHANJIU

  The Mortgagor: (Seal) SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD

Signature:         /s/ ZHANG SHANJIU
________________________________________________________

Date: 12-1-2009

In the Place of: Yishui Rural Credit office.